Exhibit 10.1

INVESTMENT MANAGEMENT AGREEMENT

     THIS AGREEMENT, made as of the 30th day of June, 2009, by and between Transatlantic Holdings, Inc., a P&C reinsurance company organized under the laws of Delaware (hereinafter called the “Client”), and BlackRock Financial Management, Inc. (hereinafter called the “Manager”).

WITNESSETH:

     WHEREAS, the Client has all requisite authority to appoint one or more investment managers to supervise and direct the investment and reinvestment of a portion or all of the assets of the Client and of certain subsidiaries of the Client;

     THEREFORE, for and in consideration of the premises and of the mutual covenants herein contained, the parties hereby agree as follows:

1.   Appointment and Status as Investment Manager. The Client hereby appoints the Manager as an “Investment Manager.” The Manager does hereby accept said appointment and by its execution of this Agreement the Manager represents and warrants that it is registered as an investment adviser under the U.S. Investment Advisers Act of 1940, as amended (the “Advisers Act”). The Manager does also acknowledge that it is a fiduciary with respect to the assets under management and assumes the duties, responsibilities and obligations of a fiduciary.

2.   Representations by Client. The Client represents and warrants that: (a) it has all requisite authority to appoint the Manager hereunder; (b) the terms of the Agreement do not conflict with any obligation by which the Client is bound, whether arising by contract, operation of law or otherwise; (c) this Agreement has been duly authorized by all appropriate action; and (d) the Account (as defined below) is not subject to the Employee Retirement Income Security Act of 1974, as amended, or the Investment Company Act of 1940, as amended (the “Investment Company Act”).

3.   Representations by Manager. The Manager represents and warrants that: (a) it has all requisite authority to execute this Agreement; (b) the terms of the Agreement do not conflict with any obligation by which the Manager is bound, whether arising by contract, operation of law or otherwise; (c) it has made, obtained and performed all other registrations, filings, approvals, authorizations, consents, licenses or examinations required by any government or governmental or quasi-governmental authority, domestic or foreign, or required by any other person, corporation or other entity in order to execute, deliver and perform this Agreement and to be an investment manager; and (d) since the date of the Manager’s Form ADV, Part II, delivered to the Client by the Manager, there has not been, occurred or arisen any material adverse change in the financial condition of the business of the Manager or any event, condition or state or facts which materially and adversely affects, or to its knowledge threatens to materially and adversely affect, the business or financial condition of the Manager.

4.   Management Services. The Manager shall be responsible for the investment and reinvestment of those assets in one or more accounts designated by the Client as subject to the Manager’s management (each, an “Account”) in accordance with the investment guidelines applicable to the Account attached hereto as Exhibit A (the “Investment Guidelines”) and other instructions communicated in writing (which may include email) by the Client from time to time. The Client represents and warrants that the Investment Guidelines include any restrictions, guidelines or other requirements imposed on the Account by any applicable law, rule, regulation or governing document. The Account may include all securities and instruments permitted by the Investment Guidelines or appropriate to effect the objectives and/or strategies described therein. The Client does hereby delegate to the Manager all of its powers, duties and responsibilities with regard to such investment and reinvestment and hereby appoints the Manager as its agent in fact with full authority to buy, sell or otherwise effect investment transactions involving the assets in its name and for the Account, on the Client's behalf as the Manager deems appropriate from time to time in order to carry out the Manager's responsibilities hereunder. Said powers, duties and responsibilities shall be exercised exclusively by the Manager pursuant to and in accordance with its fiduciary responsibilities and the provisions of this Agreement. In addition, in accordance with the Manager’s guidelines in effect from time to time, the Manager is authorized, but shall not be required, to: (a) vote, tender or convert any securities in the Account; (b) execute waivers, consents and other instruments with respect to such securities; (c) endorse, transfer or deliver such securities; or (d) consent to any class action, plan of reorganization, merger, combination, consolidation, liquidation or similar plan with reference to such securities; provided that the Manager shall not incur any liability to the Client by reason of any exercise of, or failure to exercise, any such discretion in the absence of fraud, actual misconduct, gross negligence, willful violation of any applicable statute, reckless disregard for its duties or bad faith.

Notwithstanding anything in this Agreement to the contrary, the Manager may, at its own discretion, delegate any or all of its discretionary investment, advisory and other rights, powers, functions and obligations hereunder to any affiliate of the Manager under the control of BlackRock, Inc., without further notification to or consent of the Client; provided that any such delegation shall be revocable by the Manager and that the Manager shall always remain liable to the Client for the Manager’s obligations hereunder and for all actions of any such affiliates to the same extent as the Manager is liable for its own actions hereunder.

5.   Accounting and Reports; Right to Inspect.

At such intervals as shall be mutually agreed upon between the parties, the Manager shall furnish the Client with appraisals of the Account, performance tabulations, a summary of purchases and sales and such other reports as shall be agreed upon from time to time. The Manager shall also reconcile accounting, transaction and asset-summary data with custodian reports at times that are mutually agreeable to the Manager and the Client. In addition, the Manager shall communicate and resolve any significant discrepancies with the custodian.

The Manager will maintain complete and accurate books and records concerning transactions in the Account and with respect to all assets held by the Account as required by the Advisers Act.

The books and records of the Manager with respect to the Account shall be subject to periodic review and audit at any reasonable time by the Client or its duly appointed agents, including independent accountants engaged by the Client.

6.   Other Services. The Manager shall, on invitation, attend meetings with representatives of the Client to discuss the position of the Account and the immediate investment outlook, or shall submit its views in writing as the Client may reasonably request from time to time.

7.     Additional Investment Services; Considerations and Acknowledgments. As agreed between the parties from time to time, the Manager may provide certain operating, analytical, and reporting support (“Additional Investment Services”) for those portfolios of the Client managed by the Manager and by other parties. The Additional Investment Services may include, but are not limited to the following: (a) establishing appropriate investment mandates and strategies; (b) drafting investment policies and guidelines; (c) supporting the Client’s operations, including providing assistance to the Client’s custodian; (d) creating a consolidated risk reporting platform for the Client; (e) providing asset-liability reporting; (f) providing income projections; and (g) providing broad and general consulting on accounting, operational, regulatory, and other strategic issues.

The Client understands and acknowledges that: (a) all Additional Investment Services require the Manager to exercise good-faith judgments that may ultimately prove to be erroneous; (b) in connection with providing the Additional Investment Services, the Manager will make certain assumptions about the movements of interest rates, volatility of interest rates, movements of spreads, and the relationship of mortgage prepayments to interest rates; (c) the Manager’s assumptions will not necessarily capture all of the characteristics and risks inherent in the Client’s portfolios; and (d) the Manager’s assumptions are based in part upon information provided to the Manager by the Client or certain of its third-party vendors that is assumed to be reliable and accurate, but the Manager does not represent or warrant that it is accurate or complete, and will not be responsible for verifying the accuracy of any such information.

8.     Compensation. For its services hereunder, the Manager shall be compensated in accordance with Exhibit B, attached hereto. If the management of the Account commences or ends at any time other than the beginning or end of a calendar quarter, the quarterly fee shall be prorated based on the portion of such calendar quarter during which this Agreement was in force.

9.     Custodian. The securities in the Account shall be held by a custodian duly appointed by the Client and the Manager is authorized to give instructions to the custodian with respect to all investment decisions regarding the Account. Nothing contained herein shall be deemed to authorize the Manager to take or receive physical possession of any of the assets for the Account, it being intended that sole responsibility for safekeeping thereof (in such investments as the Manager may direct) and the consummation of all purchases, sales, deliveries and investments made pursuant to the Manager’s direction shall rest upon the custodian.

10.   Brokerage. The Client hereby delegates to the Manager sole and exclusive authority to designate the brokers or dealers through whom all purchases and sales on behalf of the Account will be made. To the extent permitted by applicable law, such brokers or dealers may include the Manager’s affiliates (including but not limited to PNC Capital Markets, Inc.), and firms that are affiliated with Bank of America Corporation (including but not limited to Merrill Lynch, Pierce, Fenner & Smith Incorporated and Banc of America Securities LLC) and other substantial stockholders in the Manager’s parent company. The Client understands that such brokers and dealers may retain express or imputed commissions in connection with effecting any transactions for the Account. The Manager will determine the rate or rates, if any, to be paid for brokerage services provided to the Account. The Manager agrees that securities are to be purchased through such brokers or dealers as, in the Manager’s best judgment, shall offer the best combination to the Account of price and execution over time. The Manager, in seeking to obtain best execution of portfolio transactions for the Account, may consider the quality and reliability of brokerage services, as well as research and investment information and other services provided by brokers or dealers. Accordingly, the Manager’s selection of a broker or dealer for transactions for the Account may take into account such relevant factors as: (a) price; (b) the broker’s or dealer’s facilities, reliability and financial responsibility; (c) when relevant, the ability of the broker or dealer to effect securities transactions, particularly with regard to such aspects as timing, order size and execution of the order; (d) the broker’s or dealer’s recordkeeping capabilities; and (e) the research, brokerage and other services provided by such broker or dealer to the Manager which are expected to enhance its general portfolio management capabilities (collectively, “Services”), notwithstanding that the Account may not be the exclusive beneficiary of such Services. Commission rates, being a component of price is one factor considered together with other factors. The Manager shall not be obligated to seek in advance competitive bidding for the most favorable commission rate applicable to any particular transaction for the Account or to select any broker-dealer on the basis of its purported posted commission rate. Accordingly, in compliance with Section 28(e) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Manager, in its discretion, may cause the Account to pay a commission for effecting a transaction for the Account in excess of the amount another broker or dealer would have charged for effecting that transaction if the Manager determines, it its reasonable discretion, that doing so is in the best interest of the Account and the Client. This may be done where the Manager has determined in good faith that the commission is reasonable in relation to the value of the Services provided by the broker to the Manager.

11.   Confidential Information. Any information disclosed by either party to this Agreement relating to the Account, this Agreement or any other information related thereto (“Confidential Information”) shall be kept confidential by each such person to whom such Confidential Information is disclosed and shall not be disclosed to any third party without the prior written consent of each of the parties to this Agreement, except as follows:

(a)   Where disclosure is permitted under the terms of this Agreement;

(b) Where disclosure is required for the purpose of making, acquiring, settling or realizing an investment in accordance with the terms of the Agreement and the Investment Guidelines on behalf of the Account;

(c) Where disclosure is required by law or the order of any court or pursuant to any request or requirement of any government or regulatory authority, bank examiner or statutory auditor; or

(d) Where the disclosure is or becomes public by no fault of the other party;

but in an event under paragraph (c) above, and unless precluded from doing so by applicable law or the obligation of immediate disclosure, the disclosing party shall give the other party, before making the disclosure, an opportunity to oppose the disclosure, and shall coordinate the wording of such disclosure with such other party (to the extent permitted by law). Each party shall be entitled to disclose information received by the other party to the party's affiliates, employees, service providers and professional advisors wherever located with respect to this Agreement (provided that such disclosure is for the purpose of supporting the provision of services under this Agreement and such affiliates, employees, service providers and professional advisors are also bound by an obligation of confidentiality).

12.   Directions to the Manager. All directions by or on behalf of the Client to the Manager shall be in writing signed by one or more of the following persons and/or such other persons as identified by the Client from time to time:

Name	Title
Steven Skalicky	Chief Financial Officer
Matthew Mahoney	Chief Accounting Officer

The Manager shall be fully protected in relying upon any direction in accordance with the previous paragraph with respect to any instruction, direction or approval of the Client, and shall be so protected also in relying upon a certification duly executed on behalf of the Client as to the names of persons authorized to act for it and in continuing to rely upon such certification until notified by the Client to the contrary.

The Manager shall be fully protected in acting upon any instrument, certificate or paper believed by it to be genuine and to be signed or presented by the proper persons or to any statement contained in any such writing and may accept the same as conclusive evidence of the truth and accuracy of the statements therein contained.

13.   Liabilities of the Manager and the Client. The Client shall not be liable for any act or omission of the Manager in connection with the Manager’s discharge of its duties.

The Manager, its officers, directors and employees, acting in good faith shall not be liable, and shall be indemnified by the Client against any and all losses, damages, costs, expenses (including reasonable attorneys’ fees), liabilities, claims and demands (collectively, “Losses”), for any action, omission, information or recommendation in connection with this Agreement, except in the case of the Manager’s or such officer’s, director’s or employee’s actual misconduct, gross negligence, willful violation of any applicable statute, reckless disregard for its duties, fraud or material violation of this Agreement (any such action, “Disabling Conduct”) and except as further limited in the paragraph immediately below; provided, however, that this limitation shall not act to relieve the Manager, its officers, directors and employees from any responsibility or liability for any responsibility, obligation or duty which the Manager or such officer, director or employee may have under the U.S. federal securities laws; and provided, further, however, that to the extent any limitations or restrictions contained in the Investment Guidelines are not adhered to as a result of changes in market value, additions to or withdrawals from the Account, portfolio rebalancing by the Client or other non-volitional acts of the Manager, the Manager shall not be liable to the Client.

The Manager shall be liable, and shall indemnify the Client, its officers, directors and employees, against any and all Losses that result from the Disabling Conduct of the Manager, its officers, directors or employees.

The Client understands that in connection with the Additional Investment Services provided by the Manager that: (a) the Manager is not serving in an investment advisory capacity, or making any recommendations or soliciting any action based upon its analyses with respect to those portfolios of the Client not managed by the Manager; and (b) the Client will be solely responsible for any judgments as to valuation and the purchase and sale of its portfolio securities (other than in the case of the Account). Accordingly, the Manager will not be responsible, and have no liability, for any conclusions drawn by the Client with respect to its portfolio securities, notwithstanding that such conclusions may, in part, be based upon information provided by the Manager in connection with the Additional Investment Services.

14.   Non-Exclusive Management. The Client understands that the Manager and its affiliates will continue to furnish investment management and advisory services to others, and that the Manager and such affiliates shall be at all times free, in its or their discretion, to make recommendations to others which may be the same as, or may be different from, those made for the Account. The Client further understands that the Manager, its affiliates, and any officer, director, stockholder, employee or any member of their families may or may not have an interest in the securities whose purchase and sale the Manager may recommend. Actions with respect to securities of the same kind may be the same as or different from the action which the Manager, or any of its affiliates, or any officer, director, stockholder, employee or any member of their families, or other investors may take with respect thereto.

15.   Aggregation and Allocation of Orders. The Client acknowledges that circumstances may arise under which the Manager determines that, while it would be both desirable and suitable that a particular security or other investment be purchased or sold for the account of more than one of the Manager’s clients’ accounts, there is a limited supply or demand for the security or other investment. Under such circumstances, the Client acknowledges that, while the Manager will use commercially reasonable efforts to allocate the opportunity to purchase or sell that security or other investment among those accounts on an equitable basis, the Manager shall not be required to assure equality of treatment among all of its clients (including that the opportunity to purchase or sell that security or other investment will be proportionally allocated among those clients according to any particular or predetermined standards or criteria). Securities trades for the Account may, but are not required to, be aggregated with trades for other clients of the Manager and its affiliates. Where, because of prevailing market conditions, it is not possible to obtain the same price or time of execution for all of the securities or other investments purchased or sold for clients, the Manager may average the various prices and charge or credit the Account with the average price.

16.   Conflict of Interest; Affiliated Transactions. (a) Other Interests. The Client agrees that the Manager may refrain from rendering any advice or services concerning securities of companies of which any of the Manager’s, or affiliates of the Manager’s, officers, directors or employees are directors or officers, or companies as to which the Manager or any of the Manager’s affiliates or the officers, directors and employees of any of them has any substantial economic interest or possesses material non-public information, unless the Manager either determines in good faith that it may appropriately do so without disclosing such conflict to the Client or discloses such conflict to the Client prior to rendering such advice or services with respect to the Account.

(b) Cross Trades. From time to time, when determined by the Manager to be in the best interest of the Client, the Account may purchase securities from or sell securities to another account (including, without limitation, public or private collective investment vehicles) managed, maintained or trusteed by the Manager or an affiliate at prevailing market levels in accordance with applicable law and utilizing, with respect to pricing, the Manager’s procedures under Rule 17a-7(b) of the Investment Company Act or such other pricing methodology determined to be fair and equitable to the Client in the Manager’s reasonable judgment.

(c) Agency Cross Trades. Consistent with applicable law, the Manager and any affiliated broker-dealers are hereby authorized by the Client to execute agency cross transactions on behalf of the Account. Agency cross transactions may facilitate a purchase or sale of a block of securities for the Account at a predetermined price and may avoid unfavorable price movements which might otherwise be suffered if the purchase or sale order were exposed to the market. However, the Manager and its affiliated broker-dealers may receive commissions from, and therefore may have a potentially conflicting division of loyalties and responsibilities regarding, both parties to an agency cross transaction. The Client understands that its authority to the Manager to effect agency cross transactions for the Client is terminable at will without penalty, effective upon receipt by the Manager of written notice from the Client.

If the Account is subject to Section 11(a) of the Exchange Act and Rule 11a2-2(T) thereunder, the Client authorizes the Manager’s affiliated broker-dealers that may be members of a U.S. securities exchange, or have the right to trade on such an exchange, to execute transactions on such exchange for the Account. The Manager shall furnish Client at least annually a statement setting forth the total amount (or an estimate thereof) of all compensation retained by its affiliated broker-dealers in connection with effecting securities transactions for the Account during the period covered by the statement.

17.   Effective Period of Agreement and Amendments. This Agreement shall become effective on the date hereof. Any amendment to this Agreement shall be written and signed by both parties to the Agreement.

18.   Resignation or Removal of the Manager. The Manager may be removed by the Client or may resign upon 30 days’ notice in writing; provided, that in the event of a material breach of this Agreement by the Manager, the Client may resign upon 5 days’ notice in writing. On the effective date of the removal or resignation of the Manager or as close to such date as is reasonably possible, the Manager shall provide the Client with a final report containing the same information as specified in Section 5 above.

19.   Assignment. No assignment (as that term is defined in the Advisers Act) of this Agreement by the Manager may be made without the consent of the Client, and any such assignment made without such consent shall be null and void for all purposes. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon the parties hereto, their successors and permitted assigns.

20.   Severable. Any term or provision of this Agreement which is invalid or unenforceable in any applicable jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms or provisions of the Agreement in any jurisdiction.

21.   Applicable Law. To the extent not inconsistent with applicable U.S. federal law, this Agreement shall be construed pursuant to, and shall be governed by, the laws of the State of New York.

22.   Investment Manager Brochure. The Client hereby acknowledges that it has received from the Manager a copy of the Manager’s Form ADV, Part II, at least forty-eight hours prior to entering into this Agreement.

23.   Web-site. The Manager, at the Client’s request, will provide access to its account information electronically, via the world wide web, based upon the Client’s use of a user id and password issued by the Manager. The Client acknowledges and agrees the world wide web is a continually growing medium and the Manager does not make any warranty regarding the security related to the world wide web. The Client must be aware there is no absolute guaranteed system or technique to fully secure information made available over the web. The Client agrees that it will not share its user id, password and access to information provided electronically with any third party.

24.   Notices. All notices required or permitted to be sent under this Agreement shall be sent, if to the Manager:

c/o BlackRock, Inc.
40 East 52nd Street
New York, NY 10022
Attention: Robert Connolly, General Counsel
or by facsimile to (212) 810-3744

if to the Client:	c/o Transatlantic Holdings, Inc.
80 Pine Street
New York, NY 10055
Attention: Steven Skalicky
or by facsimile to (212) 785-7347

or such other name or address as may be given in writing to the other party. All notices hereunder shall be sufficient if delivered by facsimile or overnight mail. Any notices shall be deemed given only upon actual receipt.

25.   Counterparts. This Agreement may be executed in counterparts, each of which shall be an original but all of which together shall constitute one agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

TRANSATLANTIC HOLDINGS, INC.

By:	/s/ STEVEN S. SKALICKY
Name:	Steven S. Skalicky
Title:	Executive VP & CFO

BLACKROCK FINANCIAL MANAGEMENT, INC.

By:	/s/ KRISTEN M. DICKEY
Name:	Kristen M. Dickey
Title:	Managing Director